Exhibit 99.1

Dear Investor,

We hope this email finds you well.

As you are aware, TCI has a significant investment in CSX, and we (together with 3G Capital) have nominated a minority slate of five highly qualified nominees for election to the CSX Board at the annual meeting which will take place on June 25th.  Our nominees will add over 50 years of railroad experience to the CSX Board, and include Chris Hohn.

In view of the forthcoming vote, we would like to bring to your attention our Whitepaper Presentation on CSX at:

http://www.strongercsx.com/TCI_Whitepaper_Presentation.pdf

The objective of distributing the Whitepaper to you is to:

•                  Remind you of our thesis on CSX

•                  Highlight to you our case for change

•                  Demonstrate to you the considerable amount of work done and our understanding of the company

•                  Ask for your voting support if you are a CSX shareholder, or if you know others that are

For any questions regarding our case for CSX or the Whitepaper presentation, please contact Snehal Amin (snehal@tcifund.com) or Rishi Sunak (rishi@tcifund.com).

If you are a CSX shareholder, or know other investors that are, we ask for your support to try to substantially increase shareholder value at CSX. You can support us by voting on the BLUE colored proxy card.

If you have already signed and returned CSX’s WHITE proxy card, YOU CAN REVOKE that vote and cast a new vote by completing, signing, dating and mailing the BLUE proxy card today.

If your shares of CSX Common Stock are held for you by a broker or bank, only your broker or banker can vote your shares and only after receiving your specific instructions. In such a case, you are asked to complete, sign, date and mail the voting instruction form today. Please do so for each account you maintain.

For any questions regarding voting, please contact our proxy advisor DF King at +1 800 967 7635.

Please contact Rahul (Rahul@tcifund.com) if you have any questions.

Kind regards,

Rahul Moodgal | Partner - Head of Investor Relations & Business Development

THIS ELECTRONIC MESSAGE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS ELECTRONIC MESSAGE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE

CHILDREN’S INVESTMENT FUND MANAGEMENT (UK) LLP, THE CHILDREN’S INVESTMENT FUND MANAGEMENT (CAYMAN) LTD., THE CHILDREN’S INVESTMENT MASTER FUND, 3G CAPITAL PARTNERS LTD., 3G CAPITAL PARTNERS, L.P., 3G FUND L.P., CHRISTOPHER HOHN, ALEXANDRE BEHRING, GILBERT LAMPHERE, TIMOTHY O’TOOLE AND GARY WILSON (COLLECTIVELY, THE “PARTICIPANTS”), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO CSX CORPORATION.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS ELECTRONIC MESSAGE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE PARTICIPANTS ASSUME NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

THE PARTICIPANTS RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE PARTICIPANTS DISCLAIM ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS ELECTRONIC MESSAGE DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. THE PARTICIPANTS INCLUDE FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING – BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE OF THE PARTICIPANTS FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

ALL CSX STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE ISSUER FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON APRIL 28, 2008.